CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the use in this Pre-Effective Amendment No. 2 to the Registration Statement on Form N-4 of Transamerica Life Insurance Company (No. 333-291187) (the “Registration Statement”) of our report dated April 11, 2024 relating to the statutory basis financial statements of Transamerica Life Insurance Company. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
May 5, 2026